Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Purple Innovation, Inc.

Alpine, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 2018, relating to the financial statements of Purple Innovation, LLC, formerly known as WonderGel, LLC, as of and for the years ended December 31, 2016 and 2015 appearing in the Company’s February 8, 2018 Form 8-K filing.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Salt Lake City, Utah

February 14, 2018